ARC Reports Results for Second Quarter 2019

SAN RAMON, CA – (August 6, 2019) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the second quarter ended June 30, 2019.

Financial Highlights:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(All dollar amounts in millions, except EPS)	2019	2018	2019	2018
Net Sales	$98.9	$104.2	$196.0	$201.9
Gross Margin	34.2%	34.4%	32.9%	32.7%
Net income attributable to ARC	$0.5	$4.1	$1.1	$4.7
Adjusted net income attributable to ARC	$3.1	$4.1	$3.7	$4.6
Earnings per share - Diluted	$0.01	$0.09	$0.02	$0.10
Adjusted earnings per share - Diluted	$0.07	$0.09	$0.08	$0.10
Cash provided by operating activities	$16.3	$24.9	$19.0	$23.0
EBITDA	$13.8	$15.6	$24.4	$25.9
Adjusted EBITDA	$14.4	$16.2	$25.7	$27.1
Capital Expenditures	$2.8	$3.8	$6.0	$6.7
Debt & Finance Leases (including current), net of unamortized deferred financing fees			$117.0	$136.2
Management Commentary
“The second quarter challenged our forecast for 2019,” said Suri Suriyakumar, CEO of ARC Document Solutions. “Given the softness in markets across the board, and the weakness in housing starts combined with a weaker Architectural Billings Index toward the end of the quarter, it wasn’t entirely unexpected. While half of our year-over-year sales decline was due to a drop in international equipment and supplies sales, such an environment, coupled with ongoing erosion in print volumes, makes it difficult for us to sustain our growth. Thankfully, management has been making changes in the business to adapt and took steps to protect the profitability of the company during the quarter.”

“Having reviewed ARC’s results for the past six months, we believe it is time for us to critically examine and re-evaluate the products and services we offer,” said Mr. Suriyakumar. “We are facing a constantly-changing sales environment that continues to move away from traditional uses of print. We must move with it. Going forward, we need to focus our sales teams on business lines where we can sustain or grow our market share, build new ways to determine the needs of the industry, and identify opportunities for ARC.”

“Our cash flows remain robust and the strength of our capital structure continues to provide a solid platform to consider options,” said Jorge Avalos, CFO. “With regard to the second quarter, a drop of just 20 basis points in our gross margins speaks to our ability to manage our costs aggressively, especially in light of the 5.1% drop in sales for the quarter. We continued to reduce our debt by $5 million during the period, and we also re-purchased more than 350,000 shares of ARC stock.”

2019 Second Quarter Supplemental Information:
Net sales were $98.9 million, a 5.1% decrease compared to the second quarter of 2018.

Days sales outstanding were 54 in Q2 2019 and 52 in Q2 2018.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of total net sales, while customers outside of construction made up approximately 21% of total net sales.

Total number of MPS locations at the end of the second quarter grew to approximately 10,675, a net gain of approximately 285 locations over Q2 2018.

Adjusted EBITDA excludes stock-based compensation expense.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Sales from Services and Product Lines as a Percentage of Net Sales	2019	2018	2019	2018
CDIM	55.1%	53.3%	53.7%	53.4%
MPS	31.9%	32.0%	31.9%	32.1%
AIM	3.6%	3.0%	3.5%	3.0%
Equipment and supplies sales	9.4%	11.7%	10.9%	11.5%
Outlook
Based on the financial results for the first six months of the year, management updated its annual forecast for 2019. The Company now anticipates fully-diluted annual adjusted earnings per share to be in the range of $0.14 to $0.18; annual cash provided by operating activities is projected to be in the range of $45 million to $50 million; and annual adjusted EBITDA is forecast to be in the range of $49 million to $54 million.

Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, August 6, 2019, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2019 second quarter. To access the live audio call, dial (877) 823-7014. International callers may join the conference by dialing (647) 689-4066. The conference code is 2180699 .
A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “outlook”, “forecast”, “sustain or grow our market share” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	June 30,	December 31,
Current assets:	2019	2018
Cash and cash equivalents	$21,741	$29,433
Accounts receivable, net of allowances for accounts receivable of $2,074 and $2,016	59,681	58,035
Inventories, net	16,498	16,768
Prepaid expenses	5,965	4,937
Other current assets	7,763	6,202
Total current assets	111,648	115,375
Property and equipment, net of accumulated depreciation of $205,791 and $199,480	70,330	70,668
Right-of-use assets from operating leases	42,845	—
Goodwill	121,051	121,051
Other intangible assets, net	3,378	5,126
Deferred income taxes	21,055	24,946
Other assets	2,155	2,550
Total assets	$372,462	$339,716
Current liabilities:
Accounts payable	$23,778	$24,218
Accrued payroll and payroll-related expenses	13,605	17,029
Accrued expenses	20,018	17,571
Current operating lease liabilities	11,372	—
Current portion of long-term debt and finance leases	22,916	22,132
Total current liabilities	91,689	80,950
Long-term operating lease liabilities	38,550	—
Long-term debt and finance leases	94,070	105,060
Other long-term liabilities	400	6,404
Total liabilities	224,709	192,414
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 49,144 and 48,492 shares issued and 46,066 and 45,818 shares outstanding	49	48
Additional paid-in capital	124,837	123,525
Retained earnings	30,513	29,397
Accumulated other comprehensive loss	(3,823)	(3,351)
	151,576	149,619
Less cost of common stock in treasury, 3,078 and 2,674 shares	10,217	9,350
Total ARC Document Solutions, Inc. stockholders’ equity	141,359	140,269
Noncontrolling interest	6,394	7,033
Total equity	147,753	147,302
Total liabilities and equity	$372,462	$339,716

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales	$98,873	$104,190	195,995	201,898
Cost of sales	65,025	68,355	131,472	135,878
Gross profit	33,848	35,835	64,523	66,020
Selling, general and administrative expenses	27,219	27,506	54,856	54,807
Amortization of intangible assets	867	985	1,762	1,993
Income from operations	5,762	7,344	7,905	9,220
Other income, net	(18)	(20)	(36)	(101)
Interest expense, net	1,372	1,516	2,802	2,958
Income before income tax provision	4,408	5,848	5,139	6,363
Income tax provision	3,896	1,840	4,180	1,879
Net income	512	4,008	959	4,484
Loss attributable to the noncontrolling interest	12	66	157	218
Net income attributable to ARC Document Solutions, Inc. shareholders	$524	$4,074	$1,116	$4,702
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.09	$0.02	$0.10
Diluted	$0.01	$0.09	$0.02	$0.10
Weighted average common shares outstanding:
Basic	45,225	44,936	45,172	44,839
Diluted	45,298	44,979	45,328	44,924

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$512	$4,008	$959	$4,484
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	122	228	354	555
Depreciation	7,147	7,190	14,570	14,319
Amortization of intangible assets	867	985	1,762	1,993
Amortization of deferred financing costs	55	59	110	119
Stock-based compensation	624	574	1,232	1,227
Deferred income taxes	3,727	1,799	3,902	1,707
Deferred tax valuation allowance	34	(6)	26	51
Other non-cash items, net	(29)	(62)	(89)	(106)
Changes in operating assets and liabilities:
Accounts receivable	443	(1,761)	(2,094)	(4,674)
Inventory	(128)	550	231	1,074
Prepaid expenses and other assets	2,183	(613)	3,981	(763)
Accounts payable and accrued expenses	765	11,993	(5,957)	2,979
Net cash provided by operating activities	16,322	24,944	18,987	22,965
Cash flows from investing activities
Capital expenditures	(2,809)	(3,825)	(6,005)	(6,717)
Other	135	(8)	301	372
Net cash used in investing activities	(2,674)	(3,833)	(5,704)	(6,345)
Cash flows from financing activities
Proceeds from issuance of common stock under Employee Stock Purchase Plan	31	28	81	72
Share repurchases	(801)	—	(867)	(60)
Contingent consideration on prior acquisitions	—	(61)	(3)	(114)
Payments on long-term debt agreements and finance leases	(5,696)	(5,663)	(11,446)	(11,414)
Borrowings under revolving credit facilities	5,000	4,125	13,250	6,125
Payments under revolving credit facilities	(8,875)	(8,000)	(21,000)	(13,875)
Net cash used in financing activities	(10,341)	(9,571)	(19,985)	(19,266)
Effect of foreign currency translation on cash balances	(336)	(770)	(990)	(675)
Net change in cash and cash equivalents	2,971	10,770	(7,692)	(3,321)
Cash and cash equivalents at beginning of period	18,770	13,968	29,433	28,059
Cash and cash equivalents at end of period	$21,741	$24,738	$21,741	$24,738
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Finance lease obligations incurred	$5,153	$7,653	$8,817	$10,928

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
CDIM	$54,394	$55,531	$105,199	$107,851
MPS	31,578	33,330	62,485	64,797
AIM	3,601	3,170	6,863	6,093
Equipment and supplies sales	9,300	12,159	21,448	23,157
Net sales	$98,873	$104,190	$195,995	$201,898

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows provided by operating activities	$16,322	$24,944	$18,987	$22,965
Changes in operating assets and liabilities	(3,263)	(10,169)	3,839	1,384
Non-cash expenses, including depreciation and amortization	(12,547)	(10,767)	(21,867)	(19,865)
Income tax provision	3,896	1,840	4,180	1,879
Interest expense, net	1,372	1,516	2,802	2,958
Loss attributable to the noncontrolling interest	12	66	157	218
Depreciation and amortization	8,014	8,175	16,332	16,312
EBITDA	13,806	15,605	24,430	25,851
Stock-based compensation	624	574	1,232	1,227
Adjusted EBITDA	$14,430	$16,179	$25,662	$27,078

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$524	$4,074	$1,116	$4,702
Interest expense, net	1,372	1,516	2,802	2,958
Income tax provision	3,896	1,840	4,180	1,879
Depreciation and amortization	8,014	8,175	16,332	16,312
EBITDA	13,806	15,605	24,430	25,851
Stock-based compensation	624	574	1,232	1,227
Adjusted EBITDA	$14,430	$16,179	$25,662	$27,078
See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$524	$4,074	$1,116	$4,702
Deferred tax valuation allowance and other discrete tax items	2,592	72	2,618	(77)
Adjusted net income attributable to ARC Document Solutions, Inc.	$3,116	$4,146	$3,734	$4,625

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.09	$0.02	$0.10
Diluted	$0.01	$0.09	$0.02	$0.10
Weighted average common shares outstanding:
Basic	45,225	44,936	45,172	44,839
Diluted	45,298	44,979	45,328	44,924

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.07	$0.09	$0.08	$0.10
Diluted	$0.07	$0.09	$0.08	$0.10
Weighted average common shares outstanding:
Basic	45,225	44,936	45,172	44,839
Diluted	45,298	44,979	45,328	44,924
See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2019 and 2018 to reflect the exclusion of changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2019 and 2018.
We have presented adjusted EBITDA for the three and six months ended June 30, 2019 and 2018 to exclude stock-based compensation expense. The adjustment of EBITDA is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.